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                                                                    EXHIBIT 3.15

                            ARTICLES OF INCORPORATION
                            -------------------------
                                       of
                                       --
                               BPR HOLDINGS, INC.
                               ------------------

     The undersigned incorporator, desiring to form a corporation (the "Corporation") pursuant to the provisions of The Indiana Business Corporation Law (such law, as amended from time to time, is referred to as the "Act"), executes the following Articles of Incorporation.

                                    ARTICLE I
                                    ---------
                                      Name
                                      ----

     The name of the Corporation is BPR Holdings, Inc.

                                   ARTICLE II
                                   ----------
                                    Purposes
                                    --------

     The purpose for which the Corporation is organized is to engage in any lawful business for which corporations may be incorporated under the Act.

                                   ARTICLE III
                                   -----------
                             Amount of Capital Stock
                             -----------------------

     The total number of shares which the Corporation has authority to issue is 1,000 shares.

                                   ARTICLE IV
                                   ----------
                             Terms of Capital Stock
                             ----------------------

     1. Classes and Rights.  All shares of the Corporation shall be of one
        -------------------
class and shall be known as shares of Common Stock. All shares of Common Stock shall have the same relative rights, preferences, limitations and restrictions. Each Shareholder of Common Stock shall be entitled to one vote for each share of Common Stock standing in that Shareholder's name on the books of the Corporation on each matter voted at a Shareholders' meeting. Holders of outstanding Common Stock shall be entitled to receive the net assets of the Corporation on dissolution.

     2. Issue and Consideration.  The Board of Directors may authorize shares to
        ------------------------
be issued for consideration consisting of any tangible or intangible property of benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. If shares are authorized to be issued for promissory notes or for promises to render services in the future, the Corporation must comply with the notice requirements of the Act. The Corporation, through the Board of Directors, may but is not required to place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may but is not required to credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received. If the services are
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not performed, the note is not paid, or the benefits are not received, the shares escrowed or restricted and the distributions credited may, at the discretion of the Board of Directors, be cancelled in whole or in part.

     3.  Distributions.  A distribution to Shareholders may not be made if,
         -------------
after giving it effect, the Corporation would not be able to pay its debts as they become due in the usual course of business, or the Corporation's total assets would be less than the sum of its total liabilities.

                                    ARTICLE V
                                    ---------
                                    Directors
                                    ---------

     1. Number.  The number of  Directors  may be fixed from time to time by the
        -------
by-laws of the Corporation.

     2. Initial Directors. The following individuals shall serve as the initial
        ------------------
Board of Directors of the Corporation:

        Name                               Address
        ----                               -------

        Larry D. Renbarger                 27217 County Road 6
                                           Elkhart, IN 46514-0026

        Mark C. Neilson                    27217 County Road 6
                                           Elkhart, IN 46514-0026

     3.  Vacancies.  If a vacancy occurs on the Board of Directors,  including a
         ----------
vacancy resulting from an increase in the number of Directors, it may be filled by the Shareholders or as otherwise provided by the by-laws of the Corporation or by law.

                                   ARTICLE VI
                                   ----------
                                By-Law Agreements
                                -----------------

     The By-Laws of the Corporation may be amended by the Board of Directors.

                                   ARTICLE VII
                                   -----------
                                 Indemnification
                                 ---------------

     The Corporation shall indemnify every person who is or was a Director of the Corporation against all liability to the fullest extent permitted by Chapter 37 of the Act, provided that such person is determined in the manner specified by Chapter 37 of the Act to have met the standard of conduct specified in Chapter 37 of the Act. The Corporation shall, to the fullest extent permitted by Chapter 37 of the Act, pay for or reimburse the reasonable expenses incurred by every person who is or was a Director who is a party to a proceeding in advance


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of final disposition of the proceeding, in the manner specified by Chapter 37 of the Act. The Corporation shall indemnify and advance expenses to every person who is or was an Officer of the Corporation to the same extent as if such person were a Director of the Corporation (All such persons who are or were directors or officers of the Corporation are referred to as "Indemnitee"). The indemnification and advance of expenses for Indemnitees shall apply to service in the Indemnitee's official capacity with the Corporation, and to service at the Corporation's request, while also acting in an official capacity with the Corporation, as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. All references in this paragraph to Chapter 37 of the Act shall be deemed to include any amendment or successor to the Act. When a word or phrase used in this paragraph is defined in Chapter 37 of the Act, such word or phrase shall have the same meaning in this paragraph that it has in Chapter 37 of the Act. Nothing contained in this paragraph shall limit or preclude the exercise of any right relating to indemnification or advance of expenses to any Indemnitee or the ability of the Corporation to otherwise indemnify or advance expenses to any Indemnitee. These provisions shall be binding upon any successor to the Corporation so that each Indemnitee shall be in the same position with respect to any resulting, surviving, or succeeding entity as he or she would have been had the separate legal existence of the Corporation continued; provided, that unless expressly provided or agreed otherwise, this sentence shall be applicable only to Indemnitees acting in an official capacity or in another capacity set forth above prior to termination of the separate legal existence of the Corporation. These provisions shall be deemed to create a contract right for the benefit of every Indemnitee if (i) any act or omission complained of in a proceeding against the Indemnitee, (ii) any portion of a proceeding, or (iii) any determination or assessment of liability, occurs while the provisions are in effect. If any word, clause, or sentence of the provisions regarding indemnification or advancement of expenses shall be held invalid as contrary to law or public policy, it shall be severable and the provisions remaining shall not be otherwise affected. If any Court holds any word, clause, or sentence of this paragraph invalid, the Court is authorized and empowered to rewrite these provisions to achieve their purpose to the extent possible. All references in this paragraph to any Indemnitee shall include the heirs, estate, executors, administrators and personal representatives of such person.


                                  ARTICLE VIII
                                  ------------
                                Registered Agent
                                ----------------

     The name and business address of the registered agent at the Corporation's registered office is:

                  Richard E. Summers
                  27217 County Road 6
                  Elkhart, IN 46514-0026



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                                   ARTICLE IX
                                   ----------
                                Incorporator(s)
                                ---------------

     The name and address of the incorporator is:

     Name                                        Address
     ----                                        -------

     Stephen P. Merchant                     1313 Merchants Bank Building
                                             11 South Meridian Street
                                             Indianapolis, Indiana 46204


     IN WiTNESS WHEREOF, the undersigned incorporator executes these Articles of Incorporation of the Corporation and certifies to the truth of the facts herein stated this 29th day of November, 1995.



                              /s/ STEPHEN P. MERCHANT
                              --------------------------
                              Incorporator




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